UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.         )

Filed by the Registrant [x]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

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[_]	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]	Definitive Proxy Statement
[_]	Definitive Additional Materials
[_]	Soliciting Material Pursuant to §240.14a-12

BRIDGE STREET FINANCIAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[_]

Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a) (2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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August 22, 2005

Dear Stockholder:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders (the “Meeting”) of Bridge Street Financial, Inc., the holding company for Oswego County National Bank, which will be held on Wednesday, September 21, 2005 at 4:00 p.m., Eastern Time, at the EconoLodge, 70 East First Street, Oswego, New York 13126.

The attached Notice of Annual Meeting and proxy statement describe the formal business that we will transact at the Meeting. In addition to the formal items of business, management will report on the operations and activities of Bridge Street Financial and Oswego County National Bank, and you will have an opportunity to ask questions.

The Board of Directors of Bridge Street Financial has determined that an affirmative vote on each matter to be considered at the Meeting is in the best interests of Bridge Street Financial and its stockholders and unanimously recommends a vote “FOR” each of these matters.

Please complete, sign and return the enclosed proxy card promptly, whether or not you plan to attend the Meeting. Your vote is important regardless of the number of shares you own. Voting by proxy will not prevent you from voting in person at the Meeting but will assure that your vote is counted if you cannot attend.

On behalf of the Board of Directors and the employees of Bridge Street Financial and Oswego County National Bank, we thank you for your continued support and look forward to seeing you at the Meeting.

Sincerely yours,

Gregory J. Kreis President and Chief Executive Officer

BRIDGE STREET FINANCIAL, INC.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Date:	Wednesday, September 21, 2005
Time:	4:00 p.m., Eastern Time
Place:	EconoLodge 70 East First Street Oswego, New York 13126

The following proposals will be considered and acted upon at the 2005 Annual Meeting of Stockholders (the “Meeting”) of Bridge Street Financial, Inc.:

1.	To elect the following individuals to serve as directors for a term of office stated next to the individual nominee’s name:
Nominees	Term to Expire
Richard G. McKean	2008
William L. Petrosino	2008
Lowell A. Seifter	2008

2.	To ratify and approve the appointment of KMPG LLP as Bridge Street Financial’s independent registered public accountant for the fiscal year ended December 31, 2005.

You may vote at the Meeting if you were a stockholder of Bridge Street Financial at the close of business on August 15, 2005, the record date. Stockholders who are unable to be present personally may attend the Meeting by proxy. Such stockholders are requested to date, sign, and return the enclosed proxy, which may be revoked at any time before it is voted.

By Order of the Board of Directors,

Gregory J. Kreis President and Chief Executive Officer

Oswego, New York

August 22, 2005

You are cordially invited to attend the 2005 Annual Meeting of Stockholders. It is important that your shares be represented regardless of the number of shares you own. The Board of Directors urges you to sign, date and mark the enclosed proxy card promptly and return it in the enclosed envelope. Returning the proxy card will not prevent you from voting in person if you attend the Meeting.

GENERAL INFORMATION

GENERAL

This proxy statement and the enclosed proxy card are being furnished to the shareholders of Bridge Street Financial, Inc. because the Board of Directors of Bridge Street Financial is soliciting your proxy to vote at the 2005 Annual Meeting of Shareholders (the “Meeting”) to be held on Wednesday, September 21, 2005 at 4:00 p.m., Eastern Time, at the EconoLodge, 70 East First Street, Oswego, New York 13126 pursuant to the accompanying Notice of Annual Meeting of Shareholders. You do not need to attend the Meeting to vote your shares. You may simply complete, sign and return the enclosed proxy card, and your votes will be cast for you at the Meeting.

We began mailing this proxy statement, the Notice of Annual Meeting and the enclosed proxy card on or about August 22, 2005 to all stockholders entitled to vote. If you owned common stock of Bridge Street Financial at the close of business on August 15, 2005, the record date, you are entitled to vote at the Meeting. On the record date, there were 2,335,180 shares of common stock outstanding.

QUORUM

A quorum of stockholders is necessary to hold the Meeting. If the holders of at least a majority of the total number of the outstanding shares of common stock entitled to vote are represented in person or by proxy at the Meeting, a quorum will exist. We will include proxies marked as abstentions and broker non-votes to determine the number of shares present at the Meeting.

VOTING RIGHTS

You are entitled to one vote at the Meeting for each share of common stock of Bridge Street Financial that you owned as of the close of business on August 15, 2005, the record date. You may vote your shares at the Meeting in person or by proxy. To vote in person, you must attend the Meeting and obtain and submit a ballot, which we will provide to you at the Meeting. To vote by proxy, you must complete, sign and return the enclosed proxy card. If you properly complete your proxy card and send it to us in time to vote, your “proxy” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not specify how you want to vote your shares, your proxy will vote your shares “FOR” each of the proposals identified in the Notice of Annual Meeting.

If any other matter is presented, your proxy will vote the shares represented by all properly executed proxies on such matters as a majority of the Board of Directors determines. As of the date of this proxy statement, we know of no other matters that may be presented at the Meeting, other than those listed in the Notice of Annual Meeting.

VOTE REQUIRED

In order for each proposal to pass, the following votes are required:

•

Proposal 1: Election of Directors. The nominees for director who receive the most votes will be elected. If you do not vote for a nominee, or you indicate “withhold authority” for any nominee on your proxy card, your vote will not count “for” or “against” the nominee. You may not vote your shares cumulatively for the election of directors.

•

Proposal 2: Ratification of the Appointment of Independent Registered Public Accountants. Approval of Proposal 2 requires the affirmative vote of a majority of the votes cast at the Meeting. If you “abstain” from voting your vote will not count “for” or “against” this proposal.

EFFECT OF BROKER NON-VOTES

If your broker holds shares that you own in “street name,” the broker may vote your shares on the proposals listed above even if the broker does not receive instructions from you. If your broker does not vote on a proposal, this will constitute a “broker non-vote.” The effect of a “broker non-vote” with respect to each proposal is set forth below:

•	Proposal 1: Election of Directors. A broker non-vote would have no effect on the outcome of this proposal because only a plurality of votes cast is required to elect a director.
•	Proposal 2: Ratification of the Appointment of Independent Registered Public Accountant. A broker non-vote would have no effect on the outcome of this proposal.

REVOKING YOUR PROXY

You may revoke your grant of proxy at any time before it is voted by:

•	filing a written revocation of the proxy with the Secretary;
•	submitting a signed proxy card bearing a later date; or
•	attending and voting in person at the Meeting, but you also must file a written revocation with the Secretary of the Meeting prior to the voting.

If your shares are not registered in your own name, you will need appropriate documentation from your stockholder of record to vote personally at the Meeting. Examples of such documentation include a broker’s statement, letter or other document that will confirm your ownership of shares of Bridge Street Financial.

SOLICITATION OF PROXIES

The expenses of this solicitation, including the costs of preparing and mailing this proxy statement and accompanying material, will be borne by Bridge Street Financial. Regular employees of Oswego County National Bank (the “Bank”) may solicit proxies in person, by mail, or by telephone, but no employee of the Bank will receive any compensation for solicitation activities in addition to his or her regular compensation. Expenses may also include the charges and expenses of brokerage houses, nominees, custodians, and fiduciaries for forwarding proxies and proxy materials to beneficial owners of shares.

OBTAINING AN ANNUAL REPORT ON FORM 10-K

If you would like a copy of our Annual Report on Form 10-K and audited financials for the fiscal year ended December 31, 2004, filed with the Securities and Exchange Commission (“SEC”), we will send you one (without exhibits) free of charge. Please write to Mary E. Lilly, Secretary, Bridge Street Financial, Inc., 300 State Route 104, Oswego, New York 13126.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Principal Stockholders of Bridge Street Financial

The following table sets forth, as of August 15, 2005, certain information as to common stock beneficially owned by persons owning in excess of five percent (5%), of the outstanding shares of our common stock. In general, beneficial ownership includes those shares that a person has the power to vote, sell, or otherwise dispose of. Beneficial ownership also includes that number of shares which an individual has the right to acquire within 60 days (such as by exercising stock options) after August 15, 2005, the record date to vote at the annual meeting of stockholders. Two or more persons may be considered the beneficial owner of the same share. We obtained the information provided in the following table from filings with the U.S. Securities and Exchange Commission (the “SEC”) and with Bridge Street Financial. In this proxy statement, “voting power” is the power to vote or direct the voting of shares, and “investment power” includes the power to dispose or direct the disposition of shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class
Common Stock, par value $0.01 per share	Lawrence B. Seidman(1) Lanidex Center 100 Misty Lane Parsippany, New Jersey 07054	173,300(2)	7.4%
Common Stock, $.01 Par Value	Anton V. Schutz Mendon Capital Advisors Corp. 150 Allens Creek Road Rochester, NY 14618	227,500(3)	9.7%
Common Stock, par value $0.01 per share	Burnham Financial Services Fund 1325 Avenue of the Americas 26th Floor New York, New York 10019	163,100(4)	7.0%

_________________

(1)

Beneficial ownership is held by Mr. Seidman and his affiliates, which include: Dennis Pollack; Seidman and Associates, L.L.C., a New Jersey limited liability company; Seidman Investment Partnership, L.P., a New Jersey limited partnership; Seidman Investment Partnership II, L.P., a New Jersey limited partnership; Kerrimat, L.P., a New Jersey limited partnership; Federal Holdings, L.L.C., a New Jersey limited liability company; Pollack Investment Partnership, L.P., a New Jersey limited partnership; and Broad Park Investors, LLC, a New Jersey limited liability company.

(2)

As reported by Mr. Seidman and his affiliates on a Schedule 13D filed with the SEC on November 16, 2004. Mr. Seidman has sole voting power and sole dispositive power with respect to 148,387 shares, and shared voting power and shared dispositive power with Dennis Pollack with respect to 24,913 shares.

(3)

As reported by Mendon Capital Advisors Corp. and Anton V. Schutz on an amended Schedule 13G filed with the SEC on February 14, 2005. Mr. Schutz reported sole voting power and sole dispositive power with respect to 227,500 shares. Mr. Schutz is the President and sole shareholder of Mendon Capital Advisors Corporation, which is the investment advisor of, and has the right to dispose of and vote the shares owned by various persons, including Burnham Financial Services Fund, a registered investment company that beneficially owns 7.0% of the common stock of Bridge Street Financial.

(4)

As reported by Burnham Financial Services Fund on a Schedule 13G filed with the SEC on February 17, 2004. The Fund has sole voting power and sole dispositive power with respect to 163,100 shares. The sole right to vote and dispose of such shares has been delegated by the Fund’s investment adviser, Burnham Asset Management Corporation, to Mendon Capital Advisors Corp. in its capacity as an investment subadviser.

Security Ownership of Management

The following table sets forth information about the shares of common stock beneficially owned by each director and nominee for director of Bridge Street Financial, by each named executive officer of Bridge Street Financial identified in the Summary Compensation Table included elsewhere in this proxy statement, and all directors and executive officers of Bridge Street Financial or Oswego County National Bank as a group as of August 15, 2005. Except as otherwise indicated, each person and each group shown in the table has sole voting and investment power with respect to the shares of common stock indicated. The information set forth below is based upon director questionnaires completed by each director and nominee, and upon stock records maintained by Bridge Street Financial.

Name of Beneficial Owner(1)	Number of Shares Owned(2)		Percent of Class(3)
Gregory J. Kreis	143,915	(4)	6.04%
Bruce P. Frassinelli	13,886	(5)	*
Paul J. Heins	27,380	(6)	*
Richard G. McKean	7,097	(7)	*
William L. Petrosino	5,400		*
Paul W. Schneible	36,853	(8)	*
Lowell A. Seifter	12,779	(9)	*
Deborah F. Stanley	19,730	(10)	*
Eugene R. Sunderhaft	11,621	(11)	*
All directors and executive officers as a group (12 persons)	361,88	(12)	14.98%

_____________________

*	Less than 2.00% of common stock outstanding.
(1)	The mailing address for each person listed is 44 East Bridge Street, Oswego, New York 13126.
(2)

A director or executive officer owning common stock in the Bank’s 401(k) plan has investment power with respect to such stock. An executive officer owning stock held by the Employee Stock Ownership Plan (“ESOP”) has sole voting power with respect to such stock but does not have the investment power with respect to such stock. A director or executive officer who has been awarded a restricted stock award under the Restricted Stock Plan has sole voting power, but no investment power except in limited circumstances, over the common stock covered by the award.

(3)

Percentages with respect to each person or group of persons have been calculated on the basis of 2,335,180 shares of common stock, the total number of shares of common stock outstanding as of August 15, 2005, plus shares of common stock which such person or group has the right to acquire within 60 days after August 15, 2005, by the exercise of stock options.

(4)

Includes 64,198 shares in the 401(k) plan, 5,855 shares have been allocated under the ESOP, 45,847 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, and 9,063 unvested shares under the Restricted Stock Plan.

(5)	Includes 4,076 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, and 1,812 unvested shares under the Restricted Stock Plan.
(6)

Includes 2,565 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, 1,812 unvested shares under the Restricted Stock Plan and 11,233 shares held in the name of Mr. Heins’ spouse.

(7)	Includes 4,076 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, and 1,812 unvested shares under the Restricted Stock Plan.
(8)

Includes 3,022 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, 1,812 unvested shares under the Restricted Stock Plan, 18,470 shares held jointly with his spouse, and 3,000 shares held indirectly by Lighthouse Capital Advisors, LLC of which Mr. Schneible is Principal Member and Chief Executive Officer.

(9)	Includes 4,076 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, 1,812 unvested shares under the Restricted Stock Plan.
(10)	Includes 4,076 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, unvested shares under the Restricted Stock Plan, and 7,155 shares owned jointly with her spouse.
(11)

Includes 666 shares in the 401(k) plan, 1,926 shares allocated under the ESOP, 7,156 shares exercisable within 60 days after August 15, 2005 under the Stock Option Plan, and 770 unvested shares under the Restricted Stock Plan.

(12)

The amount of shares for all directors and executive officers as a group includes 38,006 shares held by the ESOP Trust that have not been allocated to eligible participants as of August 15, 2005, over which Messrs. Kreis and Sunderhaft, as trustees, may be deemed to have sole “investment power,” thereby causing each to be deemed a beneficial owner. Messrs. Kreis and Sunderhaft disclaim beneficial ownership of these shares. The individual participants in the ESOP have shared voting power with the ESOP trustees with respect to the unallocated shares held in the ESOP Trust. It also includes any shares exercisable within 60 days after August 15, 2005.

DISCUSSION OF PROPOSALS RECOMMENDED BY BOARD

PROPOSAL 1 ELECTION OF DIRECTORS

General

Nominees	Term to Expire
Richard G. McKean	2008
William L. Petrosino	2008
Lowell A. Seifter	2008

Messrs. McKean and Seifter currently serve on Bridge Street Financial’s Board of Directors. The Board has voted to expand from seven (7) to eight (8) members, and has nominated Mr. Petrosino to fill the newly created seat. If you elect the nominees listed above, they will hold office until the annual meeting in 2008 or until their successors have been elected and qualified.

We know of no reason why any nominee may be unable to serve as a director. If any nominee is unable to serve, your proxy may vote for another nominee proposed by the Board. If for any reason these nominees prove unable or unwilling to stand for election, the Board will nominate alternates or reduce the size of the Board of Directors to eliminate the vacancy. The Board has no reason to believe that its nominees would prove unable to serve if elected.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees for election as directors.

Nominees and Continuing Directors

Nominees	Age(1)	Term Expires	Position(s) Held with Bridge Street Financial	Director Since(2)
Richard G. McKean	63	2008	Director	2003
William L. Petrosino	46	2008	Director	N/A
Lowell A. Seifter	53	2008	Director	2002

Continuing Directors	Age(1)	Term Expires	Position(s) Held with Bridge Street Financial	Director Since(2)
Bruce P. Frassinelli	66	2007	Director	1995
Paul J. Heins	66	2007	Vice-Chair of the Board	1989
Deborah F. Stanley	56	2007	Chair of the Board	2000
Gregory J. Kreis	59	2006	President and CEO, Director	1997
Paul W. Schneible	57	2006	Director	1996

___________________

(1)	At August 15, 2005.
(2)

Includes terms served on the Board of Directors of Oswego County Savings Bank and Oswego County Bancorp. All members of the current Board of Directors of Bridge Street Financial except Mr. McKean and Mr. Petrosino have served as directors since Bridge Street Financial’s inception in November 2002.

Biographical Information

The principal occupation and business experience of each nominee for election as director and each continuing director are set forth below. Unless otherwise indicated, each of the following persons has held the position described for the last five years.

Nominees

Richard G. McKean. Mr. McKean is President and Chief Financial Officer of Eastern Shore Insurance Associates, a property casualty insurance agency/brokerage firm headquartered in Fulton, New York, a position he has held since 1993.

William L. Petrosino. Mr. Petrosino is the owner of Petro’s Beverage Company in Amsterdam, New York. Petro’s has four retail beverage centers.

Lowell A. Seifter. Mr. Seifter is an attorney and a certified public accountant. Mr. Seifter is a principal in Green & Seifter Attorneys, PLLC in Syracuse, New York, for which he also serves as a member of the executive committee.

Continuing Directors

Bruce P. Frassinelli. Mr. Frassinelli retired as of January 1, 1999 as the publisher and editor of the Palladium Times Newspaper, Oswego, New York. Mr. Frassinelli is currently an adjunct instructor in the Communication Studies and Journalism Departments at Oswego State University.

Paul J. Heins. Mr. Heins owned Paul’s Big M Grocery Store, located in Oswego, New York, from 1977 through 1999.

Gregory J. Kreis. Mr. Kreis has served as president and chief executive officer of Oswego County Savings Bank since January 1997. Since the conversion, Mr. Kreis has held the same positions with Oswego County National Bank and Bridge Street Financial. Previously, Mr. Kreis served as president and chief executive officer of Factory Point National Bank, Manchester, Vermont.

Paul W. Schneible. Mr. Schneible is a certified public accountant and has owned Paul W. Schneible, CPA, Auditors, Accountants and Consultants, located in Oswego, New York, since 1975.

Deborah F. Stanley. Mrs. Stanley has served as the President of the State University of New York at Oswego since 1995.

Executive Officers Who are Not Directors

The executive officers of Bridge Street Financial and Oswego County National Bank are, in addition to Mr. Kreis:

Mary E. Lilly. Ms. Lilly, 49, has been Senior Vice President, Sales Support since April 2002. From July 2000 to April 2002, she served as Vice President, Loan Operations, and prior to that, as Vice President, Compliance and Security. She has worked in most areas of Oswego County National Bank since April 1974.

Judith S. Percy. Ms. Percy, 46, as been Senior Vice President since December 1998. She is responsible for management information systems as well as facilities management. Previously, she served as vice president of operations and has held a variety of positions at Oswego County National Bank since June 1979.

Eugene R. Sunderhaft. Mr. Sunderhaft, 57, has been Senior Vice President and Chief Financial Officer since November 2000, when he joined Oswego County Bancorp. Previously, he served as Chief Financial Officer, Secretary and Treasurer at The Pietrafesa Corporation and prior to that as Chief Financial Officer of The Penn Traffic Company.

Ronald Tascarella. Mr. Tascarella, 47, has been Senior Vice President, Sales, since January 2004. He previously served as Senior Vice President, Commercial Sales and Vice President, Commercial Sales from June 1998 until his promotion in January 2004. He has also worked at several banks in Central New York in the commercial lending area since 1979. Most recently he had worked at Skaneateles Savings Bank and The Savings Bank of Utica.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND MANAGEMENT

Meetings and Committees of the Board of Directors

Bridge Street Financial’s Board of Directors currently consists of seven (7) members. The Board of Directors of Bridge Street Financial also acts as the Board of Directors of Oswego County National Bank. Our directors fulfill their duties and responsibilities by attending regular meetings of the board which are held on a monthly basis. Our directors also discuss business and other matters with key executives and our principal external advisers (legal counsel, registered public accountant, financial advisors and other consultants).

Bridge Street Financial held 12 regular meetings and five special meetings in 2004. In addition, the Board of Directors of Oswego County National Bank held 12 regular meetings in 2004. Each incumbent director attended at least 75% of the meetings of the Board of Directors, plus meetings of committees on which that particular director served.

Committees of the Board

The Board of Directors of Bridge Street Financial has established the following standing committees:

Audit Committee

The Audit Committee oversees and monitors our financial reporting process and internal control system, reviews and evaluates the audit performed by our outside registered public accountant and reports any substantive issues found during the audit to the Board. The Audit Committee is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accountant. The board of directors has adopted a written charter for the Audit Committee which is attached hereto as Appendix A. All members of the Audit Committee are independent directors as defined under The Nasdaq Stock Market listing standards. The Audit Committee consists of three of the outside directors of Bridge Street Financial: Directors Schneible (Chair), Heins, and McKean. We believe that Mr. Schneible qualifies as an Audit Committee Financial Expert as the term is defined by SEC regulations, and our Board of Directors has designated him as such. The Audit Committee of Bridge Street Financial met five times in 2004.

Personnel and Compensation Committee

The Personnel and Compensation Committee provides advice and recommendation to the Board of Directors in the areas of executive officer salaries and employee benefit programs. The Committee also reviews the compensation of the President and Chief Executive Officer of Oswego County National Bank and makes recommendations in that regard to the Board as a whole. The Personnel and Compensation Committee consists of Directors Frassinelli (Chair), Seifter, and Stanley. All members of the Personnel and Compensation Committee are independent directors as defined under The Nasdaq Stock Market listing standards. The Personnel and Compensation Committee of Bridge Street Financial met six times in 2004.

Nominating Committee

The Nominating Committee meets to recommend the nomination of Directors to the full Board to fill the terms for the upcoming year or to fill vacancies during a term. The Nominating Committee will consider recommendations from stockholders if submitted in a timely manner in accordance with the procedures established in the Bylaws and will apply the same criteria to all persons being considered. Directors Heins (Chair), Frassinelli, Schneible and Stanley served on the Committee in 2004. The Nominating Committee does not have a charter. All members of the Nominating Committee are independent directors as defined under The Nasdaq Stock Market listing standards. The Nominating Committee met one time during the 2004 fiscal year.

In accordance with our bylaws, nominations of individuals for election to the Board at an annual meeting of stockholders may be made by any stockholder of record of Bridge Street Financial entitled to vote for the election of directors at such meeting who provides timely notice in writing to the Secretary. With respect to an election of directors to be held at an annual meeting of stockholders, to be timely, a stockholder’s notice must be delivered to or received by the Secretary not later than sixty (60) days in advance of such meeting if such meeting is to be held on a day which is within thirty (30) days preceding the anniversary of the previous year’s annual meeting, or ninety (90) days in advance of the meeting if the meeting is to be held on or after the anniversary of the previous year’s annual meeting. With respect to an election to be held at an annual meeting of stockholders held at another time, or at a special meeting of stockholders for the election of directors, a stockholder’s notice must be received by the Secretary by the close of business on the tenth (10th) day following the date on which notice of such meeting is first given to stockholders. The stockholder’s notice to the Secretary must set forth certain information regarding the proposed nominee and the stockholder making such nomination. If a nomination is not properly brought before the meeting in accordance with Bridge Street Financial’s bylaws, the Chair of the meeting may determine that the nomination was not properly brought before the meeting and shall not be considered. For additional information about Bridge Street Financial’s director nomination requirements, please see Bridge Street Financial’s bylaws.

It is the policy of the Committee to select individuals as director nominees who shall have the highest personal and professional integrity, who shall have demonstrated exceptional ability and judgment and who shall be most effective, in conjunction with the other nominees to the Board, in collectively serving the long-term interests of the stockholders. Stockholder nominees are analyzed by the Committee in the same manner as nominees that are identified by the Committee. The Company does not pay a fee to any third party to identify or evaluate nominees.

Richard G. McKean, William L. Petrosino and Lowell A. Seifter were each nominated by the non-management, independent directors that comprise the Nominating Committee. As of June 23, 2005, the Nominating Committee had not received any stockholder recommendations for nominees in connection with the 2005 Annual Meeting of Stockholders.

Corporate Governance Committee

The Corporate Governance Committee meets as needed to review corporate governance issues. In 2004, the Corporate Governance Committee consisted of Directors Seifter (Chair), Heins and Kreis. The Corporate Governance Committee met once in 2004.

Loan Committee

The Loan Committee meets as needed to review and approve loan applications over a specified limit for Oswego County National Bank. The Loan Committee has three members, consisting of Mr. Kreis and two directors who rotate monthly. The Loan Committee for Oswego County National Bank met 19 times in 2004.

Stockholder Communications with our Board of Directors

Stockholders may contact Bridge Street Financial’s Board of Directors by contacting Mary E. Lilly, Secretary, Bridge Street Financial, Inc., 300 State Route 104, Oswego, NY 13126. All comments will be forwarded directly to the Board of Directors.

It is the policy of Bridge Street Financial that all directors and nominees should attend the annual meeting of stockholders. At the 2004 Annual Meeting, all members of the Board of Directors were in attendance.

AUDIT COMMITTEE REPORT

The following Audit Committee Report is provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, this report shall not be deemed “soliciting materials,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

The Audit Committee has reviewed and discussed with management Bridge Street Financial’s audited financial statements as of and for the year ended December 31, 2004.

We have discussed with KPMG LLP, Bridge Street Financial’s independent registered public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication with Audit Committees,” as may be amended.

We have received the written disclosures and the letter from the independent registered public accountants required by Independence Standard No. 1, “Independence Discussions with Audit Committees,” as amended, and have discussed with KPMG its independence.

Based on the reviews and discussions referenced above, we recommend to the Board of Directors that the financial statements referred to above be included in Bridge Street Financial’s Annual Report on Form 10-K for the year ended December 31, 2004, for filing with the SEC.

Bridge Street Financial, Inc.
Audit Committee
Paul W. Schneible, Chair
Paul J. Heins
Richard G. McKean

DIRECTOR COMPENSATION

Meeting Fees. The Chairman of the Board receives $1,150 per board meeting while the other non-employee directors receive $950 per regular meeting and $500 per special meeting. A quarterly retainer of $1,500 is also paid to each non-employee director. The outside directors also receive $450 per committee meeting and the Chairs of the Audit Committee and the Personnel and Compensation Committee receive an additional $100 per meeting. Additionally, the chair of the Audit Committee receives a retainer fee of $625 per quarter. Directors receive a fee only for the board and committee meetings that they attend. The aggregate amount of fees paid to such directors for the year ended December 31, 2004 was approximately $149,400.

Directors’ Deferred Compensation Plan. Oswego County National Bank maintains a nonqualified deferred compensation plan for directors who may elect to defer all or part of their directors’ fees to fund the plan. The plan provides that deferred fees are to be invested in mutual funds, as selected by the individual directors. At December 31, 2004, the value of the amounts credited to this plan aggregated approximately $833,900.

Directors’ Retirement Plan. Each director participates in Oswego County National Bank’s Directors’ Retirement Plan. Under this plan, upon reaching the benefit eligibility date, defined individually for each director, a director becomes entitled to 120 monthly payments, each equal to the projected value of 75% of the highest three-year average of projected monthly fees at retirement. A director fully vests in the plan after 10 years of continued service with Oswego County National Bank, commencing March 14, 2001, or upon a change in control of Oswego County National Bank.

EXECUTIVE OFFICER COMPENSATION

Summary Compensation Table

The following table sets forth the cash and certain other compensation paid by Oswego County National Bank for services rendered in all capacities during the fiscal years ended December 31, 2004, 2003, and 2002 to Gregory J. Kreis as President and Chief Executive Officer, and Eugene R. Sunderhaft, Senior Vice President and Treasurer, of Bridge Street Financial and Oswego County National Bank. No other executive officer had an annual salary and bonus in excess of $100,000 during fiscal year 2004. We refer to these individuals as “named executive officers” in this proxy statement. The named executive officers do not receive separate compensation for service as an officer of Bridge Street Financial.

		Annual Compensation(1)		Long-Term Compensation
Name and Principal Position	Fiscal Year	Salary	Bonus(2)	Restricted Stock Awards(3)	Securities Underlying Options/SARs (in Shares)	All Other Compensation(4)

Gregory J. Kreis, President and Chief Executive Officer	2004	$ 200,000	$ 35,000	$ –	–	$ 21,546
	2003	$ 185,000	$ 10,000	$188,838	37,768	$ 20,146
	2002	$ 185,000	$ 65,000	–	–	$ 15,443
Eugene R. Sunderhaft, Senior Vice President and Treasurer	2004	$ 105,000	16,500	$ –	–	$ 11,757
	2003	$ 100,000	–	$ 5,580	2,500	$ 10,737
	2002	$ 85,000	$ 12,456	$ 4,956	–	$ 8,505

__________________

(1)

Oswego County National Bank also provides Mr. Kreis with the use of an automobile, club membership dues and certain other personal benefits, the value of which is not shown on the table. The aggregate amount of those benefits to Mr. Kreis or Mr. Sunderhaft did not exceed the lesser of $50,000 or 10% of Mr. Kreis’s or Mr. Sunderhaft’s salary and bonus.

(2)

Reflects the bonuses received by Mr. Kreis and Mr. Sunderhaft in 2005 for performance in fiscal 2004, the bonuses received by Mr. Kreis and Mr. Sunderhaft in 2004 for performance in fiscal 2003, and the bonuses received by Mr. Kreis and Mr. Sunderhaft in 2003 for performance in fiscal 2002.

(3)

Pursuant to the Restricted Stock Plan, Mr. Kreis and Mr. Sunderhaft were awarded 15,107 shares and 450 shares, respectively, of restricted stock, which vest in 20% increments on an annual basis. Awards to Mr. Kreis were as of July 24, 2003, and awards to Mr. Sunderhaft were as of March 15, 2003. Mr. Sunderhaft was awarded 461 shares of restricted stock on May 16, 2002, which vested on May 16, 2003. Dividends attributable to such shares shall be paid to the award recipients on a current basis. At December 31, 2004, the aggregate fair market value of the restricted stock award to Mr. Kreis was $282,501 and to Mr. Sunderhaft was $17,036 based on a closing price of $18.70 per share.

(4)

The column “All Other Compensation” reflects: (i) matching contributions to Mr. Kreis of $5,092, $6,000, and $5,500 and to Mr. Sunderhaft of $3,165, $3,500, and $2,975 made by Oswego County National Bank under the 401(k) plan in 2004, 2003 and 2002, respectively; (ii) an allocation under the ESOP in 2004, 2003 and 2002 to Mr. Kreis having a value of $14,650, $12,430 and $8,023, respectively, and to Mr. Sunderhaft having a value of $7,691, $6,207 and $4,655, respectively; and (iii) life insurance premiums of $1,804, $1,716 and $1,920 on behalf of Mr. Kreis in 2004, 2003 and 2002, respectively, and of $901, $1,030 and $875 on behalf of Mr. Sunderhaft in 2004, 2003 and 2002, respectively.

Employment Agreements

Bridge Street Financial and Oswego County National Bank are each parties to parallel employment agreements with Mr. Gregory J. Kreis to secure his services as President and Chief Executive Officer. The employment agreements have a fixed term of three years beginning on May 23, 2005 and may be renewed annually after a review of the executive’s performance. These agreements provide for a minimum annual salary of $200,000, discretionary cash bonuses, and participation on generally applicable terms and conditions in other compensation and fringe benefit plans. The agreements also guarantee customary corporate indemnification and errors and omissions insurance coverage throughout the employment term and for six years after termination and also provide uninsured death and disability benefits.

Bridge Street Financial and Oswego County National Bank may terminate the executive’s employment, and the executive may resign, at any time with or without cause. However, in the event of termination during the term without cause, the executive will be owed severance benefits generally equal to the value of the cash compensation and fringe benefits that the executive would have received had the executive worked for the remaining unexpired term of the agreements. The same severance benefits would be payable if the executive resigns during the term following:

•	a loss of title, office or membership on the board of directors;
•	a material reduction in duties, functions or responsibilities;
•

involuntary relocation of the executive’s principal place of employment to a location over 50 miles in distance from Oswego National Bank’s principal office in Oswego, New York and over 50 miles from the executive’s principal residence;

•	other material breach of contract by Bridge Street Financial or Oswego County National Bank which is not cured within 30 days; or
•	a reduction in base salary of more than 10% per year or certain other reductions in benefits.

In the event of a termination of employment or resignation of the executive following a change of control (as defined in the employment agreements), the executive would be entitled to a severance payment equal to a lump sum payment equal to 2.99 times the executive’s base amount as defined in Section 280G of the Code. In the event of a change of control, a portion of any severance payments under the employment agreements might constitute an “excess parachute payment” under current federal tax laws for which neither the Bridge Street Financial nor Oswego County National Bank could claim a federal income tax deduction.

Change of Control Agreements

Bridge Street Financial and Oswego County National Bank have jointly entered into one-year change of control agreements with Mary Lilly, Judith Percy, Eugene Sunderhaft and Ronald Tascarella. The term of these agreements is perpetual until Bridge Street Financial or Oswego County National Bank gives notice of non-extension, at which time the term is fixed for one year.

Generally, Bridge Street Financial and Oswego County National Bank may terminate the employment of any officer covered by these agreements, with or without cause, at any time prior to a change of control without obligation for severance benefits. However, if Bridge Street Financial or Oswego County National Bank signs a merger or other business combination agreement, or if a third party makes a tender offer or initiates a proxy contest, it could not terminate an officer’s employment without cause without liability for severance benefits. The severance benefits would generally be equal to the value of the cash compensation that the officer would have received if he or she had continued working for one year with continued insurance coverage for one year. Bridge Street Financial and Oswego County National Bank would pay the same severance benefits if the officer resigns after a change of control following a loss of title, office or membership on the board of directors, material reduction in duties, functions or responsibilities, involuntary relocation of his or her principal place of employment to a location over 50 miles from Oswego County National Bank’s principal office on the day before the change of control and over 50 miles from the officer’s principal residence or other material breach of contract which is not cured within 30 days. These agreements also provide uninsured death and disability benefits.

Each change of control agreement provides that, in the event that any of the payments to be made thereunder or otherwise upon termination of employment are deemed to constitute “parachute payments” within the meaning of Section 280G of the Code, then such payments and benefits received thereunder shall be reduced by the amount which is the minimum necessary to result in the payments not exceeding three times the recipient’s average annual compensation which was includable in the recipient’s gross income during the most recent five taxable years. As a result, none of the severance payments will be subject to a 20% excise tax, and such payments will be deductible to Bridge Street Financial and Oswego County National Bank as compensation expense for federal income tax purposes.

BENEFIT PLANS

401(k) Plan. Oswego County National Bank has a tax-qualified savings plan with a salary deferral feature. Generally, a full-time employee who has attained the age of 21 and completed one year of employment is eligible to participate. A participant may make a deferral from 1% to 15% of his or her compensation up to $13,000 for 2004 for individuals under age 50 and $16,000 for 2004 for individuals who are at least 50, indexed annually. Oswego County National Bank makes matching contributions of 50% of each participant’s annual deferrals up to a maximum of 3% of compensation.

A participant is fully vested for his own deferrals, and vests over six years in any matching contributions, other permissible discretionary contributions, and reallocations of plan forfeitures. The plan allows a participant to direct the investment of his or her individual plan accounts among several investment options.

The 401(k) Plan permits investments in a fund established to invest primarily in the common stock of Bridge Street Financial. The participant’s common stock is held by the 401(k) Plan’s trustee for the benefit of the individual participants who choose to direct their investments into the newly-created fund. Generally, a participant controls the exercise of the voting and tendering rights relating to the common stock held for his benefit.

Defined Benefit Pension Plan. Oswego County National Bank maintains a non-contributory defined benefit pension plan covering substantially all of its full-time employees who have attained age 21 and completed one year of service. A participant is fully vested in the plan upon reaching five years of service after obtaining the age of 18.

The normal retirement benefit is based upon a participant’s highest three-year average annual base earnings during the participant’s final ten years of service, subject to certain limitations required by the plan and the Internal Revenue Code. The annual benefit provided to a participant at normal retirement age (generally age 65) is determined as follows: 2% of the participant’s average annual earnings multiplied by the participant’s years of credited service (limited to 60% of the participant’s average annual earnings). The plan also provides for early retirement benefits which are calculated in the same manner as normal retirement benefits. However, benefits are reduced when the participant chooses to begin the receipt of his benefits prior to normal retirement age.

The following table indicates the annual employer-provided retirement benefits that would be payable under the pension plan upon retirement at age 65 to a participant electing to receive his pension benefit in the standard form of benefit, assuming various specified levels of plan compensation and various specified years of credited service. Under the Internal Revenue Code, maximum annual benefits under the pension plan are limited to $165,000 per year and annual compensation for benefit calculation purposes is limited to $205,000 per year for the 2004 calendar year.

Years of Service

Average Annual Compensation	10	15	20	25	30
$100,000	$20,000	$30,000	$40,000	$50,000	$60,000
125,000	$25,000	$37,500	$50,000	$62,500	$75,000
150,000	$30,000	$45,000	$60,000	$75,000	$90,000
170,000	$34,000	$51,000	$68,000	$85,000	$102,000
200,000	$40,000	$60,000	$80,000	$100,000	$120,000
225,000(1)	$45,000	$67,500	$90,000	$112,500	$135,000

__________________

(1)	Amounts reflect that no more than $205,000 of compensation is recognized in 2004 for purposes of computing benefits.

The benefits listed on the table above for the pension plan are not subject to a reduction for Social Security benefits or any other offset amount. As of December 31, 2004, Mr. Kreis and Mr. Sunderhaft had 8 years and 4 years, respectively, of credited service for purposes of the pension plan.

Supplemental Retirement Plan. The President and Chief Executive Officer of Oswego County National Bank is covered by a supplemental retirement income agreement designed to provide the amount of retirement benefits which cannot be paid from the defined benefit pension plan by reason of certain Internal Revenue Code limitations on qualified plan benefits. In the event of termination of employment following a change in control, the agreement provides for annual payments of $152,033 over a period equal to the longer of 180 months or life.

Employee Stock Ownership Plan. Bridge Street Financial has established the Employee Stock Ownership Plan (“ESOP”) for employees of Bridge Street Financial and Oswego County National Bank. Full-time employees of Bridge Street Financial or Oswego County National Bank who have been credited with at least 1,000 hours of service during a twelve-month period and have attained age 21 are eligible to participate in the ESOP.

The ESOP has a loan outstanding with Bridge Street Financial, the proceeds of which have been used to purchase common stock. The loan amount equals 100% of the aggregate purchase price of the common stock acquired by the ESOP. The loan by the ESOP will be repaid principally from Bridge Street Financial’s and Oswego County National Bank’s contributions to the ESOP over a period of not less than 10 years. The collateral for the loan is the common stock purchased by the ESOP. Although it is anticipated that Oswego County National Bank will continue to make contributions to the ESOP, it is under no obligation to make those contributions. The interest rate for the ESOP loan is 8.50%. Bridge Street Financial may, in any plan year, make additional discretionary contributions for the benefit of plan participants in either cash or shares of common stock. These purchases would be funded through additional borrowings by the ESOP or additional contributions from Bridge Street Financial. The timing, amount and manner of future contributions to the ESOP will be affected by various factors, including prevailing regulatory policies, the requirements of applicable laws and regulations and market conditions.

Shares purchased by the ESOP with the proceeds of the loan are held in a suspense account and released to participants’ accounts as debt service payments are made. Shares released from the ESOP are allocated to each eligible participant’s ESOP account based on the ratio of each such participant’s compensation to the total compensation of all eligible ESOP participants.

Forfeitures are reallocated among remaining participating employees and may reduce any amount Bridge Street Financial might otherwise have contributed to the ESOP. Upon the completion of five years of service, the account balances of participants within the ESOP will become 100% vested. Credit is given for years of service with Oswego County National Bank prior to adoption of the ESOP. In the case of a “change in control,” as defined, however, participants will become immediately fully vested in their account balances. Benefits may be payable upon retirement or separation from service. Bridge Street Financial’s contributions to the ESOP are not fixed, so benefits payable under the ESOP cannot be estimated.

Messrs. Kreis and Sunderhaft serve as trustees of the ESOP. Under the ESOP, the trustees must vote all allocated shares held in the ESOP in accordance with the instructions of the participating employees, and unallocated shares will be voted in the same ratio on any matter as those allocated shares for which instructions are given.

The ESOP is subject to the requirements of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations of the IRS and the Department of Labor thereunder.

Stock Option Plan. Bridge Street Financial currently maintains two stock option plans. The first stock option plan was approved by the stockholders of Oswego County Bancorp at an annual meeting on April 20, 2000 and was assumed by Bridge Street Financial. The second stock option plan was approved by stockholders of Bridge Street Financial at a Special Meeting on June 20, 2003. The purpose of the stock option plans is to encourage the retention of key employees and directors by facilitating their purchase of a stock interest in Bridge Street Financial. The stock option plans are not subject to ERISA and are not tax-qualified plans. Bridge Street Financial has reserved an aggregate of 252,494 shares of common stock for issuance upon the exercise of stock options granted under the plans. All options vest following an option holder’s death, disability or a change of control of Bridge Street Financial.

We may amend or terminate the stock option plans, in whole or in part, at any time, subject to the requirements of all applicable laws and regulations.

No grants of options were made to the named executive officer during fiscal 2004.

The following table provides the value for “in-the-money” options, which represent the positive spread between the exercise price of any such existing stock options and the closing price per share of the common stock on December 31, 2004 which was $18.70 per share.

Fiscal Year-End Options/SAR Values
Name	Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Securities Underlying Unexercised Options/SARs at Fiscal Year-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at Fiscal Year-End ($) Exercisable/Unexercisable (1)
Gregory J. Kreis	–	–	32,146/36,361	$435,806/$284,554
Eugene R. Sunderhaft	–	–	6,656/3,540	$100,469/$36,742

___________________

(1)	The values shown reflect the difference between the exercise price of each option and the closing price per share of common stock on December 31, 2004 which was $18.70.

Restricted Stock Plan. Bridge Street Financial currently maintains two restricted stock plans (“RRP”). The first such plan was approved by the stockholders of Oswego County Bancorp at an annual meeting on April 20, 2000 and was assumed by Bridge Street Financial. The second restricted stock plan was approved by stockholders of Bridge Street Financial at a Special Meeting on June 20, 2003. Similar to the stock option plans, the RRP function as long-term incentive compensation programs for eligible officers, employees and outside directors of Bridge Street Financial and Oswego County National Bank. The members of the Board’s Personnel and Compensation Committee who are disinterested directors (“RRP Committee”) administer the RRP. Bridge Street Financial pays all costs and expenses of administering the RRP.

The RRP are not subject to ERISA and are not tax-qualified plans. Bridge Street Financial has reserved an aggregate of 97,323 shares of common stock for issuance under the plans. All awards vest following an award recipient’s death, disability or a change of control of Bridge Street Financial.

We may amend or terminate the restricted stock plans, in whole or in part, at any time, subject to the requirements of all applicable laws and regulations.

LIMITATIONS ON FEDERAL TAX DEDUCTIONS FOR EXECUTIVE OFFICER COMPENSATION

Federal tax laws may limit the federal income tax deduction for salaries paid or for other compensation paid for personal services actually rendered to $1 million each tax year for each executive officer named in the summary compensation table in Bridge Street Financial’s proxy statement for that year. This limit will not apply to non-taxable compensation under various broad-based retirement and fringe benefit plans or to compensation that is “qualified performance-based compensation” under applicable law. The Personnel and Compensation Committee takes this deduction limitation into account with other relevant factors in establishing compensation levels of executive officers and in setting the terms of compensation programs. Currently, none of our executive officers receive annual compensation expected to exceed this limit. However, there is no assurance that all compensation paid to our executive officers will be deductible for federal income tax purposes. To the extent that compensation paid to any executive officer is not deductible, the net after-tax cost of providing the compensation will be higher and the net after-tax earnings of Bridge Street Financial and Oswego County National Bank will be reduced.

PERSONNEL AND COMPENSATION COMMITTEE REPORT

The Personnel and Compensation Committee Report (the “Report”) and the Performance Graph (the “Graph”) included in this section are provided in accordance with the rules and regulations of the SEC. Pursuant to such rules and regulations, the Report and the Graph shall not be deemed “soliciting material,” filed with the SEC, subject to Regulation 14A or 14C of the SEC or subject to the liabilities of Section 18 of the Exchange Act.

Personnel and Compensation Committee Report on Executive Compensation

The Personnel and Compensation Committee provides advice and recommendations to the Board of Directors in the areas of executive officer salaries and employee benefit programs. Compensation of the President and Chief Executive Officer and other executive officers of Oswego County National Bank for the fiscal year ended 2004 was paid by Oswego County National Bank and determined by its Board of Directors.

The committee reviews the compensation and benefits programs for all executive officers on an annual basis.

The committee strives to provide a compensation program that assures both the motivation and retention of the executive officers, proper alignment with the financial interests of Bridge Street Financial’s stockholders, and competitiveness with the external marketplace. To this end, the committee reviewed the compensation practices of a peer group of companies with similar size and business mix to that of Oswego County National Bank in order to develop recommendations for Oswego County National Bank’s executive officers.

Oswego County National Bank’s compensation program for executive officers consists of: base salary, annual bonuses and long-term incentive awards. These elements are intended to provide an overall compensation package that is commensurate with Oswego County National Bank’s financial resources, that is appropriate to assure the retention of experienced management personnel, and that aligns their financial interests with those of Bridge Street Financial’s stockholders.

Base Salaries

Salary levels recommended by the committee are intended to be competitive with salary levels of the companies in Oswego County National Bank’s peer group, commensurate with the executive officers’ respective duties and responsibilities, and reflect the financial performance of Oswego County National Bank.

Chief Executive Officer

The Compensation Committee recognizes the significant additional efforts required of the President and Chief Executive Officer in bringing about Bridge Street Financial’s initial public offering, the conversion of Oswego County National Bank, and in running a publicly traded company.

Based on the foregoing criteria discussed above, for fiscal year ended December 31, 2004, Mr. Kreis’ base salary was $200,000 and he was awarded a bonus of $35,000 payable in January of 2005.

Bridge Street Financial, Inc.
Personnel and Compensation Committee
Bruce P. Frassinelli, Chair
Lowell A. Seifter
Deborah F. Stanley

Compensation Committee Interlocks and Insider Participation.

None of the executive officers of Bridge Street Financial served as a member of another entity’s Board of Directors or as a member of the Compensation Committee (or other board committee performing equivalent functions) during 2004, which entity had an executive officer serving on the Board of Directors or as a member of the Personnel and Compensation Committee of Bridge Street Financial. There are no interlocking relationships between Bridge Street Financial and other entities that might affect the determination of the compensation of our executive officers.

PERFORMANCE GRAPH

The following graph compares Bridge Street Financial’s total cumulative stockholder return by an investor who invested $100.00 on December 31, 1999 to December 31, 2004, to the total return by an investor who invested $100.00 in each of the Russell 2000 Index and the Nasdaq Bank Index for the same period.

	12/99	12/00	12/01	12/02	12/03	12/04

BRIDGE STREET FINANCIAL, INC.	100.00	128.47	192.68	338.08	510.04	656.62
RUSSELL 2000	100.00	96.98	99.39	79.03	116.38	137.71
NASDAQ BANK	100.00	117.64	125.14	127.22	163.14	184.84

TRANSACTIONS WITH CERTAIN RELATED PERSONS

Oswego County National Bank makes loans to its officers and directors and to companies with which its officers and directors are affiliated. As of December 31, 2004, there were loans to one director with a total balance of $41,362. The loans were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons and did not involve more than normal risk of collectibility or present other unfavorable features. All future loans to officers and directors will be made on the same terms and conditions as made to unaffiliated third parties. Bridge Street Financial also retained Green & Seifter Attorneys, PLLC during fiscal year 2004 to assist with the acquisition of Ladd’s Insurance Agency. Lowell A. Seifter, a member of our Board of Directors, is a principal in Green & Seifter. In 2004, we paid $7,198 to Green & Seifert for legal services in connection with the Ladd’s Insurance Agency acquisition. All related party transactions were approved by Bridge Street Financial’s Board of Directors.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires Bridge Street Financial’s directors and executive officers, and persons who own more than 10% of Bridge Street Financial’s common stock, to report to the Securities and Exchange Commission their initial ownership of Bridge Street Financial’s common stock and any subsequent changes in that ownership. Specific due dates for these reports have been established by the Securities and Exchange Commission and Bridge Street Financial is required to disclose in this proxy statement any late filings or failures to file.

Based solely on its review of the copies of such reports furnished to Bridge Street and written representations that no other reports were required during the fiscal year ended December 31, 2004, all Section 16(a) filing requirements applicable to Bridge Street Financial’s executive officers and directors during 2004 were met.

PROPOSAL 2 RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANT

The Audit Committee has appointed KPMG LLP to act as the independent auditor for Bridge Street Financial for the fiscal year ending December 31, 2005, and we are asking stockholders to ratify the appointment.

KPMG LLP served as independent public registered public accountant for the purpose of auditing Bridge Street Financial’s consolidated financial statements for the year ended December 31, 2004. Representatives of KPMG LLP are expected to be present at the Meeting to answer questions concerning the financial statements and to make a statement at the meeting.

Principal Accountant Fees and Services

During the fiscal year ended December 31, 2004, Bridge Street Financial retained and paid KPMG LLP to provide audit and other services. The following table displays the aggregate fees for professional audit services for the audit of the financial statements for the years ended December 31, 2004 and 2003 and fees billed for other services during those periods by our independent registered public accountant.

	2004	2003
Audit fees(1)	$68,500	$77,800
Audit related-fees	—	—
Tax fees(2)	20,560	21,452
All other fees	$—	$—
Total	$89,060	$99,252

___________________

(1)

Audit fees consisted of audit work performed in the preparation of financial statements as well as work generally only the independent auditors can reasonably be expected to provide, such as statutory audits.

(2)	Tax fees consisted of assistance with matters related to tax compliance and consulting.

Preapproval Policies and Procedures

Preapproval of Services: The Audit Committee shall preapprove all auditing services and permitted non-audit services (including the fees and terms) to be performed for Bridge Street Financial by its independent auditor, subject to the de minimis exception for non-audit services described below which, if not pre-approved, are approved by the Committee prior to completion of the audit.

Exception: The preapproval requirement set forth above, shall not be applicable with respect to non-audit services if:

(i)

The aggregate amount of all such services provided constitutes no more than five percent of the total amount of revenues paid by Bridge Street Financial to its auditor during the fiscal year in which the services are provided;

(ii)	Such services were not recognized by Bridge Street Financial at the time of the engagement to be non-audit services; and

(iii)

Such services are promptly brought to the attention of the Committee and approved prior to the completion of the audit by the Committee or by one or more members of the Committee who are members of the Board of Directors to whom authority to grant such approvals has been delegated by the Committee.

Delegation. The Committee may delegate to one or more designated members of the Committee the authority to grant required preapprovals. The decisions of any member to whom authority is delegated under this paragraph to preapprove activities under this subsection shall be presented to the full Committee at its next scheduled meeting.

During 2004, the Audit Committee pre-approved 100% of the services performed by KPMG LLP for Bridge Street Financial.

The Board of Directors unanimously recommends a vote “FOR” the ratification of the appointment of KPMG LLP as independent auditor for Bridge Street Financial.

ADDITIONAL INFORMATION

Information About Stockholder Proposals

If you wish to submit proposals to be included in our proxy statement for the 2006 Annual Meeting of Stockholders of Bridge Street Financial, we must receive them on or before December 20, 2005, pursuant to the proxy soliciting regulations of the SEC. Nothing in this paragraph shall be deemed to require Bridge Street Financial to include in its proxy statement and proxy card for such meeting any stockholder proposal which does not meet the requirements of the SEC in effect at the time. Any such proposal will be subject to 17 C.F.R. §240.14a-8 of the Rules and Regulations promulgated by the SEC under the Exchange Act.

By Order of the Board of Directors,

Gregory J. Kreis President and Chief Executive Officer

Oswego, New York

August 29, 2005

To assure that your shares are represented at the 2005 Annual Meeting of Stockholders, please complete, sign, date and promptly return the accompanying proxy card in the postage-paid envelope provided.

Bridge Street Financial, Inc.	REVOCABLE PROXY

This Proxy is solicited on behalf of the Board of Directors of Bridge Street Financial, Inc.

for the Annual Meeting of Stockholders to be held on September 21, 2005.

The undersigned stockholder of Bridge Street Financial, Inc. hereby appoints Gregory J. Kreis and Deborah F. Stanley, and each of them, with full powers of substitution, to represent and to vote as proxy, as designated, all shares of common stock of Bridge Street Financial, Inc. held of record by the undersigned on August 15, 2005, at the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 4:00 p.m., Eastern Time, on September 21, 2005, or at any adjournment or postponement thereof, upon the matters described in the accompanying Notice of the 2005 Annual Meeting of Stockholders and Proxy Statement, dated August 22, 2005, and upon such other matters as may properly come before the Annual Meeting. The undersigned hereby revokes all prior proxies.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted “FOR” the election of all nominees listed in Item 1 and “FOR” the proposal listed in Item 2.

PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE

AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.

The Board of Directors unanimously recommends a vote “FOR” all of the nominees named in Item 1 and a vote “FOR” the proposal in Item 2.	Please mark your vote as indicated in this example.	[X]
I will attend the Annual Meeting.	[_]
1. To elect three directors, each for a term of three years: Nominees: Richard G. McKean, William L. Petrosino and Lowell A. Seifter.	FOR [_]	WITHHOLD [_]	FOR ALL EXCEPT [_]	2. To ratify and approve the appointment of KPMG LLP as independent registered public accountant for the fiscal year ending December 31, 2005.	FOR [_]	AGAINST [_]	ABSTAIN [_]
To withhold authority to vote for any individual nominee, mark “FOR ALL EXCEPT” and write the name of the nominee(s) in the space provided: ________________________________________________________

The undersigned hereby acknowledges receipt of the Notice of the 2005 Annual Meeting of Stockholders and the Proxy Statement, dated August 22, 2005, for the 2005 Annual Meeting.

_____________________________________________

_____________________________________________

Signature(s)

Dated: __________________________________________, 2005

Please sign exactly as your name appears on this proxy. Joint owners should each sign personally. If signing as attorney, executor, administrator, trustee or guardian, please include your full title. Corporate or partnership proxies should be signed by an authorized officer.